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                                                                    EXHIBIT 23.7

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     The undersigned hereby consents to the incorporation by reference in the joint proxy statement/prospectus constituting part of the St. Mary Land & Exploration Company registration statement on Form S-4 (Registration No. 333-85537) of data derived from our reserve report dated January 15, 1999 relating to the oil and gas reserves of St. Mary Land & Exploration Company at December 31, 1998. We also consent to the reference to this firm under the caption "Experts" and elsewhere in such joint proxy statement/prospectus.

                                             /S/ RYDER SCOTT COMPANY, L.P.
                                             -----------------------------------
                                             Ryder Scott Company, L.P.

Denver, Colorado
October 1, 1999